Assignment of Contracts and Equitable Interest --- Redwood Avenue

This assignment is hereby made between Loretta Development, LLC as “Assignor” and Foxmoor Holdings Corp., a Nevada corporation, “Assignee.”

Assignor hereby assigns all rights, title and interest in the above-referenced entities, which pertain to the attached Contract of Sale, to the Assignee.

This Assignment is made for good and valued consideration, and accumulated deposits, costs and expenses incurred to date, in the aggregate amount of $277,728.

As of this date, the Assignor shall have no further rights or obligations in reference to the above referenced Contract, dated March 28, 2009.  This Contract specifically refers to the Redwood Avenue property in Galloway Township.

Signed this 5th day of May, 2010

/s/ Vincent Simonelli

Vincent Simonelli

Member, Loretta Development, LLC